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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-110973, 333-122861, and 333-132329 on Form S-8 of our report dated March 14, 2008, relating to the consolidated financial statements of LECG Corporation and our report dated March 14, 2008 on the effectiveness of LECG Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of LECG Corporation for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 14, 2008

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM